UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2021

HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, 12th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2021, DBM Global Inc. (“DBM”), a subsidiary of HC2 Holdings, Inc. (“HC2”), and certain other borrowers (together with DBM, each a “Borrower” and collectively the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders which are party thereto from time to time (each a “Lender” and collectively the “Lenders”) and UMB BANK, n.a., a national banking association, as Letter of Credit Issuer and as Administrative Agent. The Credit Agreement provides DBM with senior secured debt financing in an amount up to $220.0 million in the aggregate, consisting of (i) a senior secured revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $110.0 million and (ii) a senior secured term loan facility (the “Term Loan Facility”, and together with the Revolving Facility, collectively, the “Credit Facility”) in the amount of $110.0 million. The Revolving Facility will mature on May 31, 2024. The Term Loan Facility will mature on May 31, 2026.

DBM is obtaining the Credit Facility in order to fund a portion of the Acquisition (defined below), fully repay DBM’s existing debt obligations, and provide additional working capital capacity.

The obligations of the Borrowers under the Credit Agreement are guaranteed by certain domestic subsidiaries of DBM. As security for the Borrowers’ obligations under the Credit Agreement, (i) DBM and its domestic subsidiaries have granted a first priority lien on substantially all their tangible and intangible personal property, including, without limitation, accounts receivable, equipment and the equity interests of certain of DBM’s direct and indirect subsidiaries, and (ii) certain of the domestic subsidiaries of DBM have granted a first priority lien on ten (10) parcels of real estate owned by such subsidiaries.

Interest on borrowings under the Revolving Facility shall be set at a rate per annum equal to: (i) if the Senior Funded Indebtedness to EBITDA Ratio is less than 1.00 to 1.00, the Prime Rate less 1.60%; (ii) if the Senior Funded Indebtedness to EBITDA Ratio is greater than or equal to 1.00 to 1.00 and less than 1.50 to 1.00, the Prime Rate less 1.35%; (iii) if the Senior Funded Indebtedness to EBITDA Ratio is greater than or equal to 1.50 to 1.00 and less than 2.00 to 1.00, the Prime Rate less 1.10%; and (iv) if the Senior Funded Indebtedness to EBITDA Ratio is greater than or equal to 2.00 to 1.00, the Prime Rate less 0.85%. The initial interest rate on borrowings under the Revolving Facility shall be set at the Prime Rate less 1.10%. Unless sooner paid in full, the outstanding principal balance of borrowings under the Revolving Facility and all accrued but unpaid interest thereon shall be paid in full on the maturity date of the Revolving Facility. Interest on the Term Loan Facility shall be set at 3.25% per annum, with principal and interest paid in monthly installments on the first day of each calendar month.

Borrowings under the Credit Facility may be repaid in whole at any time or in part in the amount of $1.0 million or a greater amount that is a multiple of $0.5 million. The Borrowers are required to make mandatory prepayments on the Credit Facility with proceeds received from issuances of debt, issuances of equity or receipt of capital contributions, events of loss and certain dispositions.

The Credit Agreement contains various usual and customary covenants that limit, among other things, the Borrowers’ ability and certain of its subsidiaries’ abilities to incur certain indebtedness, grant certain liens, merge or consolidate, sell assets, enter into acquisitions, enter into affiliate transactions, prepay subordinated debt, make investments and pay dividends. In addition, the Borrowers are required to maintain the following financial covenants:

•	a Fixed Charge Coverage Ratio at the last day of any fiscal quarter not to be less than 1.20 to 1.00 for the four fiscal quarters ending on such day; and

•	a Senior Funded Indebtedness to EBITDA Ratio as of the last day of any fiscal quarter not to be greater than 2.50 to 1.0.

The Credit Agreement also includes customary events of default, including events of default relating to non-payment of principal or interest, material inaccuracy of representations and warranties, default under covenants, bankruptcy and insolvency events, unsatisfied material judgments, ERISA, loan documents not being valid, collateral documents failing to create a valid and perfected first priority security interest, and a change of control. If an event of default occurs, the Lenders will be able to accelerate the maturity of the Credit Facility and exercise other rights and remedies.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On May 27, 2021, concurrently with DBM’s entry into the Credit Agreement described under Item 1.01 hereof, DBM terminated that certain (a) Fourth Amended and Restated Credit and Security Agreement, dated as of November 30, 2018, by and among DBM and certain of its subsidiaries, collectively as borrower, and Wells Fargo Bank, National Association as lender, as amended to date (the “Prior Credit Agreement”), and (b) Financing Agreement, dated as of November 30, 2018, by and among DBM, as borrower, certain direct and indirect subsidiaries of DBM as borrowers or guarantors, the lenders from time to time party thereto and TCW Asset Management Company LLC, as administrative agent for the lenders and collateral agent for the secured parties, as amended to date (the “Prior TCW Financing Agreement” and together with the Prior Credit Agreement, the “Prior DBM Debt Agreements”).  A description of the terms and conditions of the Prior DBM Debt Agreements that are material to HC2 was previously disclosed by HC2 in its Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 10, 2021 and is incorporated herein by reference. DBM used a portion of the proceeds of the Credit Agreement described under Item 1.01, the description of which is incorporated herein by reference, to pay in full all outstanding borrowings under the Prior DBM Debt Agreements (with no prepayment penalties), and thereafter terminated each of the Prior DBM Debt Agreements.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 12, 2021, DBM entered into a Membership Interest Purchase Agreement (the “MIPA”) with Bridge Fabrication Banker Holdings LLC, The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009, Chesley F. McPhatter, III, Richard Plant (collectively, the “Sellers”), and Bridge Fabrication Banker Holdings LLC, in its capacity as the representative of the Sellers, to acquire 100% of the limited liability company membership interests of Banker Steel Holdco LLC (“Banker Steel”; such transaction, the “Acquisition”). The MIPA was amended on May 25, 2021 (the “MIPA Amendment”). The acquisition contemplated by the MIPA, as amended by the MIPA Amendment, closed on May 27, 2021.

Banker Steel, which is now a wholly owned subsidiary of DBM, is based in Lynchburg, Virginia and provides fabricated structural steel and erection services primarily for the East Coast and Southeast commercial and industrial construction market. Banker Steel consists of six operating companies: Banker Steel Co., LLC; NYC Constructors, LLC; Memco LLC; Derr & Isbell Construction LLC; Innovative Detailing and Engineering Solutions; and Lynchburg Freight and Specialty LLC. Don Banker, CEO of Banker Steel, and his executive team will continue their key roles with Banker Steel.

The purchase price in the Acquisition was $145.0 million, subject to working capital and other customary post-closing adjustments. DBM financed the Acquisition with (i) $64.1 million from the proceeds of the new Credit Facility revolving loan described under Item 1.01 above, (ii) $49.6 million of sellers’ notes, (iii) $6.3 million of assumed Banker Steel indebtedness and (iv) $25 million in cash capital received from HC2 for the settlement of certain intercompany balances.

The $49.6 million of sellers’ notes consist of: (i) a $30.0 million 4.0% subordinated note with a three year maturity and quarterly payments of principal and interest, and (ii) a $19.6 million 8.0% subordinated note with a three year maturity, payable as interest-only in the first year, and quarterly payments of principal and interest in the second and third years at a ten year amortization rate, with a balloon payment at the end of the third year.

The material terms of the MIPA were previously disclosed by HC2 in Item 1.01 of its Current Report on Form 8-K filed on March 15, 2021, which is incorporated by reference as Exhibit 2.1 hereto. The MIPA Amendment is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On May 27, 2021, HC2 issued a press release regarding the closing of Acquisition and the entry into of the Credit Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

Financial Statements required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(b)          Pro Forma Financial Information.

Pro Forma Financial Information required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(d)	Exhibits.

Item No.	Description
2.1
Membership Interest Purchase Agreement, dated March 12, 2021 by and among DBM Global Inc., Bridge Fabrication Banker Holdings LLC, The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009, Chesley F. McPhatter, III, Richard Plant and Bridge Fabrication Banker Holdings LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by HC2 on March 15, 2021) (File No. 021-35210)

2.2
First Amendment to Membership Interest Purchase Agreement, dated May 25, 2021 by and among DBM Global Inc., Bridge Fabrication Banker Holdings LLC, The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009, Chesley F. McPhatter, III, Richard Plant and Bridge Fabrication Banker Holdings LLC

10.1
Credit Agreement, dated as of May 27, 2021, by and among DBM Global Inc., the other Borrowers listed on Schedule 1.1 thereto, the Lenders, which are party thereto from time to time and UMB Bank, n.a., a national banking association, as Letter of Credit Issuer and as Administrative Agent

99.1	Press Release, dated May 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2021

HC2 Holdings, Inc. (Registrant)

By:	/s/ Michael J. Sena
Name:	Michael J. Sena
Title:	Chief Financial Officer